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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 8, 2006, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of U.S. Physical Therapy, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of U.S. Physical Therapy, Inc. on Forms S-8 (File Nos. 33-63446, 33-63444, 33-91004, 33-93040, 333-30071, 333-64159,
333-67680, 333-67678, 333-82932, 333-103057, 333-113592 and 333-116230).

GRANT THORNTON LLP

Houston, Texas
March 8, 2006